SUMMIT HOTEL PROPERTIES, LLC

CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009, 2008 AND 2007

SUMMIT HOTEL PROPERTIES, LLC

Index to Financial Statements

Page

REPORTS OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	1-3

FINANCIAL STATEMENTS
Consolidated Balance Sheets as of December 31, 2009 (restated) and 2008	4
Consolidated Statements of Operations for the years ended
December 31, 2009 (restated), 2008 and 2007	5
Consolidated Statements of Changes in Members’ Equity for the years ended
December 31, 2009 (restated), 2008 and 2007	6
Consolidated Statements of Cash Flows for the years ended
December 31, 2009 (restated), 2008 and 2007	7-8
Notes to Consolidated Financial Statements	9-29

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Managers
Summit Hotel Properties, LLC
Sioux Falls, South Dakota

We have audited the accompanying consolidated balance sheets of Summit Hotel Properties, LLC (the “Company”) as of December 31, 2009 and 2008 and the related consolidated statements of operations, changes in members’ equity and cash flows for each of the years in the two year period ended December 31, 2009 and 2008. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Summit Hotel Properties, LLC as of December 31, 2009 and 2008, and the consolidated results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2009 and 2008 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 21 of the accompanying notes to the financial statements, the financial statements for the year ended December 31, 2009 have been restated.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), Summit Hotel Properties, LLC’s  internal control over financial reporting as of December 31, 2009, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated March 31, 2010, expressed an unqualified opinion on the Company’s internal control over financial reporting.

/s/ Eide Bailly LLP

Greenwood Village, Colorado
March 31, 2010 (except for Note 21which
is dated September 21, 2010)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Managers
Summit Hotel Properties, LLC
Sioux Falls, South Dakota

We have audited Summit Hotel Properties, LLC (the “Company”) internal control over financial reporting as of December 31, 2009, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Summit Hotel Properties, LLC management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting included in the accompanying Management’s Report on Internal Control Over Financial Reporting. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audit also included performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, Summit Hotel Properties, LLC maintained, in all material respects, effective internal control over financial reporting as of December 31, 2009, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets and the related consolidated statements of operations, members’ equity, and cash flows of Summit Hotel Properties, LLC, and our report dated March 31, 2010 and September 21, 2010 as to Note 21, expressed an unqualified opinion on those financial statements.

/s/ Eide Bailly LLP

Greenwood Village, Colorado
March 31, 2010

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Managers
Summit Hotel Properties, LLC
Sioux Falls, South Dakota

We have audited the accompanying consolidated statements of operations, changes in members’ equity and cash flows of Summit Hotel Properties, LLC (the “Company”) for the year ended December 31, 2007. These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal  control  over  financial  reporting  as a basis  for  designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the  effectiveness  of the Company's  internal  control over  financial  reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Summit Hotel Properties, LLC for the year ended December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

/s/ Gordon, Hughes & Banks, LLP

Greenwood Village, Colorado
March 21, 2008

SUMMIT HOTEL PROPERTIES, LLC
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2009 AND 2008

	2009 (restated)	2008
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$8,239,225	$18,153,435
Restricted cash	1,755,053	1,679,027
Trade receivables	2,608,198	2,622,164
Prepaid expenses and other	1,416,480	2,170,955
Total current assets	14,018,956	24,625,581

PROPERTY AND EQUIPMENT, NET	482,767,601	461,894,270

OTHER ASSETS
Deferred charges and other assets, net	4,828,185	5,664,796
Land held for sale	12,226,320	-
Other noncurrent assets	4,074,179	-
Restricted cash	331,190	2,570,374
Total other assets	21,459,874	8,235,170

TOTAL ASSETS	$518,246,431	$494,755,021

LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
Current portion of long-term debt	$134,370,900	$19,508,600
Lines of credit	21,457,943	12,288,500
Notes payable	-	7,469,865
Accounts payable	1,088,265	3,770,908
Related party accounts payable	494,248	3,173,179
Accrued expenses	9,182,013	9,956,372
Total current liabilities	166,593,369	56,167,424

LONG-TERM DEBT, NET OF CURRENT PORTION	270,353,750	350,826,837

COMMITMENTS AND CONTINGENCIES (NOTE 15)

MEMBERS' EQUITY
Class A, 1,166.62 units issued and outstanding	59,961,958	76,512,442
Class A-1, 437.83 & 196.50 units issued and outstanding, respectively	34,244,056	15,855,756
Class B, 81.36 units issued and outstanding	1,804,718	3,007,247
Class C, 173.60 units issued and outstanding	(13,086,957)	(5,990,222)
Total Summit Hotel Properties, LLC members' equity	82,923,775	89,385,223
Noncontrolling interest	(1,624,463)	(1,624,463)
Total equity	81,299,312	87,760,760

TOTAL LIABILITIES AND MEMBERS' EQUITY	$518,246,431	$494,755,021

The accompanying notes are an integral part of these consolidated financial statements.

SUMMIT HOTEL PROPERTIES, LLC
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2009, 2008 AND 2007

	2009 (restated)	2008	2007

REVENUES
Room revenues	$118,959,822	$132,796,698	$112,043,997
Other hotel operations revenues	2,239,914	2,310,764	1,845,333
	121,199,736	135,107,462	113,889,330

COSTS AND EXPENSES
Direct hotel operations	42,070,893	42,380,950	35,021,263
Other hotel operating expenses	16,986,818	15,186,138	11,980,423
General, selling and administrative	24,017,471	25,993,091	22,008,912
Repairs and maintenance	6,151,474	8,008,854	10,404,860
Depreciation and amortization	23,971,118	22,307,426	16,135,758
Loss on impairment of assets	7,505,836	-	-
	120,703,610	113,876,459	95,551,216

INCOME FROM OPERATIONS	496,126	21,231,003	18,338,114

OTHER INCOME (EXPENSE)
Interest income	49,805	194,687	446,219
Interest (expense)	(18,320,736)	(17,025,180)	(14,214,151)
Gain (loss) on disposal of assets	(4,335)	(389,820)	(651,948)
	(18,275,266)	(17,220,313)	(14,419,880)

INCOME (LOSS) FROM CONTINUING OPERATIONS	(17,779,140)	4,010,690	3,918,234

INCOME (LOSS) FROM DISCONTINUED OPERATIONS	1,464,808	10,278,595	11,587,145

NET INCOME (LOSS) BEFORE INCOME TAXES	(16,314,332)	14,289,285	15,505,379

STATE INCOME TAX (EXPENSE)	-	(826,300)	(715,187)

NET INCOME (LOSS)	(16,314,332)	13,462,985	14,790,192

NET INCOME (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTEREST	-	384,269	777,762

NET INCOME (LOSS) ATTRIBUTABLE TO SUMMIT HOTEL PROPERTIES, LLC	$(16,314,332)	$13,078,716	$14,012,430

BASIC AND DILUTED EARNINGS PER $100,000 CAPITAL UNIT	$(9,391.54)	$8,411.67	$9,012.19

WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING FOR CALCULATION OF BASIC AND DILUTED EARNINGS PER CAPITAL UNIT (based on $100,000 investment)	1,737.13	1,554.83	1,554.83

The accompanying notes are an integral part of these consolidated financial statements.

SUMMIT HOTEL PROPERTIES, LLC
CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2009, 2008 AND 2007

							Equity
	# of						Attributable to
	Capital						Noncontrolling
	Units	Class A	Class A-1	Class B	Class C	Total	Interest

BALANCES, JANUARY 1, 2007	1,554.83	$88,253,669	$11,035,274	$4,972,353	$3,961,011	$108,222,307	$(1,511,494)

Net Income (Loss)	-	11,214,409	1,165,504	259,939	1,372,578	14,012,430	777,762

Distributions to members	-	(16,575,137)	(1,528,017)	(1,124,079)	(5,612,615)	(24,839,848)	(969,000)

BALANCES, DECEMBER 31, 2007	1,554.83	$82,892,941	$10,672,761	$4,108,213	$(279,026)	$97,394,889	$(1,702,732)

Class A-1 units issued in private placement	63.25		5,614,466			$5,614,466

Net Income (Loss)	-	10,785,507	1,136,502	184,178	972,529	13,078,716	384,269

Distributions to members	-	(17,166,006)	(1,567,973)	(1,285,144)	(6,683,725)	(26,702,848)	(306,000)

BALANCES, DECEMBER 31, 2008	1,618.08	$76,512,442	$15,855,756	$3,007,247	$(5,990,222)	$89,385,223	$(1,624,463)

Class A-1 units issued in private placement	241.33		22,123,951			$22,123,951

Net Income (Loss) (restated)	-	(6,807,644)	(1,207,424)	(1,202,529)	(7,096,735)	(16,314,332)	-

Distributions to members	-	(9,742,840)	(2,528,227)	-	-	(12,271,067)	-

BALANCES, DECEMBER 31, 2009 (restated)	1,859.41	$59,961,958	$34,244,056	$1,804,718	$(13,086,957)	$82,923,775	$(1,624,463)

The accompanying notes are an integral part of these consolidated financial statements.

SUMMIT HOTEL PROPERTIES, LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2009, 2008 AND 2007

	2009 (restated)	2008	2007

OPERATING ACTIVITIES
Net income (loss)	$(16,314,332)	$13,078,716	$14,012,430
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	24,125,066	23,027,566	18,887,126
Amortization of prepaid lease	118,501	-	-
Unsuccessful project costs	1,262,219	-	-
Noncontrolling interests in operations of consolidated LLC	-	384,269	777,762
(Gain) loss on disposal of assets	(1,297,488)	(8,604,779)	(10,379,556)
Loss on impairment of assets	7,505,836	-	-
Changes in assets and liabilities:
Trade receivables	13,966	570,544	(41,035)
Prepaid expenses and other assets	315,891	(307,109)	(102,077)
Accounts payable and related party accounts payable	(5,847,835)	(1,656,286)	1,180,615
Accrued expenses	(774,359)	316,909	1,601,614

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	9,107,465	26,809,830	25,936,879

INVESTING ACTIVITIES
Land and hotel acquisitions and construction in progress	(14,810,896)	(12,904,466)	(3,841,941)
Purchases of other property and equipment	(6,613,397)	(6,628,779)	(9,465,898)
Proceeds from asset dispositions, net of closing costs	207,814	23,584,638	35,581,012
Restricted cash released (funded)	2,163,158	(585,271)	164,348

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(19,053,321)	3,466,122	22,437,521

FINANCING ACTIVITIES
Proceeds from issuance of long-term debt	223,518	4,837,000	8,853,669
Principal payments on long-term debt	(6,890,949)	(20,909,992)	(22,932,344)
Financing fees on long-term debt	(945,442)	(942,405)	(1,277,528)
Proceeds from issuance of notes payable and line of credit	4,860,000	18,510,867	-
Principal payments on notes payable and line of credit	(19,865)	-	(7,432,397)
Proceeds from equity contributions, net of commissions	15,075,451	5,614,466	-
Distributions to members	(12,271,067)	(26,702,848)	(24,839,848)
Distributions to noncontrolling interest	-	(306,000)	(969,000)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	31,646	(19,898,912)	(48,597,448)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(9,914,210)	10,377,040	(223,048)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	18,153,435	7,776,395	7,999,443

CASH AND CASH EQUIVALENTS AT END OF YEAR	$8,239,225	$18,153,435	$7,776,395

(continued on next page)

SUMMIT HOTEL PROPERTIES, LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS – PAGE 2
FOR THE YEARS ENDED DECEMBER 31, 2009, 2008 AND 2007

	2009 (restated)	2008	2007

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash payments for interest, net of the amounts capitalized below	$17,810,544	$17,833,598	$15,867,060

Interest capitalized	$2,977,101	$3,829,267	$4,489,724

Cash payments for state income taxes	$728,514	$781,081	$356,187

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCIAL INFORMATION:

Acquisitions of hotel properties and land through issuance of debt	$-	$16,447,237	$42,341,906

Construction in progress financed through accounts payable	$244,126	$-	$-

Construction in progress financed through related party accounts payable	$242,135	$2,600,260	$690,629

Construction in progress financed through issuance of debt	$51,098,872	$38,765,692	$78,752,652

Conversion of construction in progress to other assets	$4,149,379	$-	$-

Issuance of long-term debt for short-term debt	$7,450,000	$12,772,819	$-

Issuance of long-term debt to refinance existing long-term debt	$22,215,852	$11,073,070	$3,286,331

Equity contributions used to pay down debt	$7,048,500	$-	$-

Financing costs funded through construction draws	$-	$1,651,886	$-

Sale proceeds used to pay down long-term debt	$6,134,285	$4,215,362	$-

The accompanying notes are an integral part of these consolidated financial statements.

SUMMIT HOTEL PROPERTIES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009, 2008 AND 2007

NOTE 1 -   PRINCIPAL ACTIVITY AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Summit Hotel Properties, LLC, “The Company”, (a South Dakota limited liability company) was organized January 8, 2004, and is engaged in the business of developing, owning and operating hotel properties.

The Company has agreements for the use of various trade names, trademarks and service marks which include Carlson Hospitality, Choice Hotels International, Hilton Hotel Corporation, Intercontinental Hotels Group, Hyatt Hotel Corporation and Marriott International.  The Company also owns and operates one independent non-franchised hotel.  As of December 31, 2009, the Company owned and managed 65 hotels, representing approximately 6,533 rooms located in 19 states. As of December 31, 2008, the Company owned and managed 62 hotels, representing approximately 5,854 rooms located in 19 states. As of December 31, 2007, the Company owned and managed 64 hotels, representing approximately 5,863 rooms located in 19 states.  The Company’s hotel properties are located throughout various regions of the United States.  Hotels operating in any given region are potentially susceptible to adverse economic and competitive conditions as well as unique trends associated with that particular region.  The potential adverse affect of such conditions on the Company’s business, financial position, and results of its operations is mitigated due to the diversified locations of the Company’s properties.   The Company has only one operating segment.

Restatement

Certain December 31, 2009 amounts have been restated to correct an immaterial error (see Note 21).

Basis of Presentation and Consolidation

The Company is a 49% owner and the primary beneficiary of Summit Group of Scottsdale, AZ, LLC (“Scottsdale”), which qualifies as a variable interest entity.  Accordingly, the financial position and results of operations and cash flows of Scottsdale have been included in the accompanying consolidated financial statements.  The entity was formed for the purpose of purchasing two hotel properties in Scottsdale, AZ and its activities primarily relate to owning and operating those two hotel properties.  As of December 31, 2009 and for the year then ended, Scottsdale had assets of $19,771,907, liabilities of $14,251,068, revenues of $5,848,427, and expenses of $5,825,455. As of December 31, 2008 and for the year then ended, Scottsdale had assets of $21,291,843, liabilities of $14,725,106, revenues of $8,871,475 and expenses of $7,049,137. As of December 31, 2007 and for the year then ended, Scottsdale had assets of $21,842,939, liabilities of $15,429,670, revenues of $10,062,022, and expenses of $7,468,129.  Included in the consolidated assets are assets as of December 31, 2009 totaling $18,533,866 which represent collateral for obligations of Scottsdale.  The Company’s maximum exposure to loss is $5,520,839.  Apart from that amount, creditors and the beneficial holders of Scottsdale have no recourse to the assets or general credit of the Company.  All significant intercompany balances and transactions have been eliminated in consolidation.  The Company is a Class A Member and receives a 10% priority distribution on their capital contribution before distributions to other classes.  Class A members may also receive additional operating distributions based on their Sharing Ratio.  These additional distributions are determined by the managing member and are based on excess cash from operations after normal operating expenses, loan payments, priority distributions, and reserves.  Any income generated by the LLC is first allocated to Class A members up to the 10% priority return.

SUMMIT HOTEL PROPERTIES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009, 2008 AND 2007

The Company has adopted FASB Accounting Standards Codification (“ASC”) 810, Consolidation.   Under Topic 810, variable interest entities (“VIEs”) are required to be consolidated by their primary beneficiaries if they do not effectively disperse risks among the parties involved.  The primary beneficiary of a VIE is the party that absorbs a majority of the entity’s expected losses, receives a majority of its expected residual returns, or both, as a result of holding variable interests.  In applying Topic 810, management has utilized available information and reasonable assumptions and estimates in evaluating whether an entity is a VIE and which party is the primary beneficiary.  These assumptions and estimates are subjective and the use of different assumptions could result in different conclusions.

Beginning on October 1, 2004, the Company considered its interest in Summit Group of Scottsdale, AZ, LLC, a VIE in which the Company is the primary beneficiary.  As per the provisions of Topic 810, the Company’s interest in the VIE has been included in the accompanying consolidated financial statements.

The Company is the 100% owner of several special purpose entities which were established due to various lending requirements.  These entities include Summit Hospitality I, LLC; Summit Hospitality II, LLC; Summit Hospitality III, LLC; Summit Hospitality IV, LLC; and Summit Hospitality V, LLC.  All assets, liabilities, revenues, and expenses of these wholly-owned subsidiaries are reflected on the financial statements.

The Company has evaluated all subsequent events through March 29, 2010, the date the financial statements were issued.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  Actual results may differ from these estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. At times, cash on deposit may exceed the federally insured limit. The Company maintains its cash with high credit quality financial institutions. Due to the financial institution crisis and economic downturn that occurred in the second half of 2008, management has assessed the risks of each of the financial institutions where the Company has deposits in excess of insured limits and believes the risk of loss to still be minimal.

Receivables and Credit Policies

Trade receivables are uncollateralized customer obligations resulting from the rental of hotel rooms and the sales of food, beverage, catering and banquet services due under normal trade terms requiring payment upon receipt of the invoice.  Trade receivables are stated at the amount billed to the customer and do not accrue interest.  Customer account balances with invoices dated over 60 days old are considered delinquent.  Payments of trade receivables are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoices.

The Company reviews the collectability of the receivables monthly.  A provision for losses on receivables is determined on the basis of previous loss experience and current economic conditions.  There were no material uncollectible receivables and no allowance for doubtful accounts recorded as of December 31, 2009 and 2008, respectively.  The Company incurred bad debt expense of $88,125, $172,481, and $94,155 for 2009, 2008 and 2007, respectively.

SUMMIT HOTEL PROPERTIES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009, 2008 AND 2007

Property and Equipment

Buildings and major improvements are recorded at cost and depreciated using the straight-line method over 27 to 40 years, the estimated useful lives of the assets.  Hotel equipment, furniture and fixtures are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the related assets of 2 to 15 years.  Development costs and other overhead costs are allocated to building and equipment on a prorated basis.  The Company periodically re-evaluates fixed asset lives based on current assessments of remaining utilization that may result in changes in estimated useful lives.  Such changes are accounted for prospectively and will increase or decrease depreciation expense.  Depreciation expense from continuing operations for the year ended December 31, 2009 and 2008 totaled $21,748,782 and $20,085,238, respectively.  Expenditures that materially extend a property’s life are capitalized.  These costs may include hotel refurbishment, renovation and remodeling expenditures.  Normal maintenance and repair costs are expensed as incurred.  When depreciable property is retired or disposed of, the related cost and accumulated depreciation is removed from the accounts and any gain or loss is reflected in current operations.

Capitalized Development and Interest Costs

The Company capitalizes all hotel development costs and other direct overhead costs related to the purchase and construction of hotels.  Additionally, the Company capitalizes the interest costs associated with constructing new hotels.  Capitalized development, direct overhead and interest are depreciated over the estimated lives of the respective assets.  Organization and start-up costs are expensed as incurred.  For the years ended December 31, 2009, 2008 and 2007, the Company capitalized interest of $2,977,101, $3,829,267, and $4,489,724, respectively.

Assets Held for Sale

Properties are classified as other noncurrent assets when management determines that they are excess and intends to list them for sale.  These assets are recorded at the lower of cost or fair value and consist of land only at December 31, 2009.  Excess properties are classified as assets held for sale in current assets when they are under contract for sale, or otherwise probable that they will be sold within the next twelve months.  There are no assets that fit this classification at December 31, 2009.

Long-Lived Assets and Impairment (restated)

The Company applies the provisions of FASB ASC 360, Property Plant and Equipment, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets.  FASB ASC 360 requires a long-lived asset to be sold to be classified as “held for sale” in the period in which certain criteria are met, including that the sale of the asset within one year is probable.  FASB ASC 360 also requires that the results of operations of a component of an entity that either has been disposed of or is classified as held for sale be reported in discontinued operations if the operations and cash flows of the component have been or will be eliminated from the Company’s ongoing operations.

SUMMIT HOTEL PROPERTIES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009, 2008 AND 2007

The Company periodically reviews the carrying value of its long-term assets in relation to historical results, current business conditions and trends to identify potential situations in which the carrying value of assets may not be recoverable.  If such reviews indicate that the carrying value of such assets may not be recoverable, the Company would estimate the undiscounted sum of the expected cash flows of such assets to determine if such sum is less than the carrying value of such assets to ascertain if an impairment exists.  If an impairment exists, the Company would determine the fair value by using quoted market prices, if available for such assets, or if quoted market prices are not available, the Company would discount the expected future cash flows of such assets.

During 2009, the Company has determined that six land parcels were deemed to be impaired and written down to their fair market value.  The Company has also determined that the Courtyard hotel in Memphis, TN was deemed to be impaired and written down to its fair market value.  Carrying value of the assets exceeded fair value by $7,505,836, with fair value being determined by reference to the estimated quoted market prices of such assets as defined in Level 3 Inputs as discussed under Fair Value and in Note 4.  An impairment loss of that amount has been charged to operations in 2009 (see Note 21).

Deferred Charges

These assets are carried at cost and consist of deferred financing fees and initial franchise fees.  Costs incurred in obtaining financing are capitalized and amortized on the straight-line method over the term of the related debt, which approximates the interest method. Initial franchise fees are capitalized and amortized over the term of the franchise agreement using the straight line method.  Amortization expense from continuing operations for the year ended December 31, 2009 and 2008 totaled $2,222,336 and $2,439,178, respectively.

Restricted Cash

Restricted cash consists of certain funds maintained in escrow for property taxes, insurance and certain capital expenditures.  Funds may be disbursed from the account upon proof of expenditures and approval from the lenders.  See also Note 8.

Income Taxes

Summit Hotel Properties, LLC is a limited liability company and, as such, all federal taxable income of the limited liability company flows through and is taxable to the members of the Company.  The Company has adopted the provisions of FASB ASC 740, Income Taxes, on January 1, 2009. The implementation of this standard had no impact on the financial statements. As of both the date of adoption, and as of December 31, 2009, the unrecognized tax benefit accrual was zero.

The Company will recognize future accrued interest and penalties related to unrecognized tax benefits in income tax expense if incurred.  The Company is no longer subject to Federal tax examinations by tax authorities for years before 2006.

The Company has elected to pay state income taxes at the Company level in all of the states in which it does business.  The Company’s estimated state income tax expenses at current statutory rates were $0, $826,300, and $715,187, for the years ended December 31, 2009, 2008 and 2007, respectively.

Members’ Capital Contributions and Profit and Loss Allocations

The Company is organized as a limited liability company and can issue to its members Class A, Class A-1, Class B and Class C units.

SUMMIT HOTEL PROPERTIES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009, 2008 AND 2007

Approximate sharing ratios are as follows:

	2009	2008	2007

Class A	42%	45%	46%
Class A-1	7	4	3
Class B	7	8	8
Class C	44	43	43

	100%	100%	100%

The limited liability company operating agreement provides that net profits are allocated to cover a 10% priority return to Class A members, 8% priority return to Class A-1 members, then the balance is allocated based on ownership of common membership units.  Net losses are allocated to members based on ownership of common membership units.

Only Class A and A-1 members contribute capital.  These members receive an 8-10% priority return on their capital contributions before distributions to other classes.  Class A and A-1 members may also receive additional operating distributions based on their Sharing Ratio.  These additional distributions are determined by the managing member and are based on excess cash from operations after normal operating expenses, loan payments, priority distributions, and reserves.  Class A and A-1 members have voting rights on creation of new classes of membership, amendments to the Articles of Organization, and dissolution of the company.  Class A and A-1 memberships are sold in units of $100,000 each.  Class B members do not have voting rights and receive distributions in accordance with their Sharing Ratio after Class A and A-1 members have received their priority return.  The Class C member is The Summit Group, Inc. (SGI), a related party.  SGI has limited voting rights, in addition to the right to appoint members to the Board.  SGI, however, has significant authority to manage the hotel properties and acts as the Company’s Manager.  SGI receives distributions in accordance with its Sharing Ratio after Class A and A-1 members have received their priority return.

Costs paid for syndication are charged directly to equity against the proceeds raised.  The Company’s operating agreement contains extensive restrictions on the transfer of membership interests.  In addition, the transferability of membership interests is restricted by federal and state law.  The membership interests may not be offered, sold, transferred, pledged, or hypothecated to any person without the consent of The Summit Group, Inc., a related party and 44% owner of the Company through its holding of 100% of the outstanding Class C units.

Earnings per Capital Unit

For purposes of calculating basic earnings per capital unit, capital units issued by the Company are considered outstanding on the effective date of issue and are based on a $100,000 capital unit.

Noncontrolling Interests

Summit Group of Scottsdale, AZ, LLC has made distributions to noncontrolling members in excess of income allocations to those members.  Their excess is reflected in the consolidated balance sheets.

SUMMIT HOTEL PROPERTIES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009, 2008 AND 2007

Concentrations of Credit Risk

The Company grants credit to qualified customers generally without collateral, in the form of accounts receivable. The Company believes its risk of loss is minimal due to its periodic evaluations of the credit worthiness of the customers.

Advertising and Marketing Costs

The Company expenses all advertising and marketing costs as they are incurred. Total costs for the years ended December 31, 2009, 2008 and 2007 were $9,015,388, $9,588,243, and $8,647,625, respectively. Of this total cost, $880,534, $846,971, and $669,491, represented general advertising expense for 2009, 2008 and 2007, respectively, and $8,134,854, $8,741,272, and $7,978,134, represented national media fees required by the hotel franchise agreements for 2009, 2008 and 2007, respectively.  These costs are reported as components of general, selling and administrative costs in the accompanying consolidated statements of operations.

Sales Taxes

The Company has customers in states and municipalities in which those governmental units impose a sales tax on certain sales. The Company collects those sales taxes from its customers and remits the entire amount to the various governmental units. The Company’s accounting policy is to exclude the tax collected and remitted from revenue and cost of revenue.

Revenue Recognition

The Company’s hotel revenues are derived from room rentals and other sources, such as charges to guests for long-distance telephone service, fax machine use, movie and vending commissions, meeting and banquet room revenue, restaurant and bar revenue, and parking and laundry services.  The Company recognizes hotel revenue on a daily basis based on an agreed upon daily rate after the guest has stayed at one of its hotels for a day, used its lodging facilities and received related lodging services and amenities.  The Company believes that the credit risk with respect to trade receivables is limited, because approximately 90% of the Company’s revenue is related to credit card transactions, which are typically reimbursed within 2-3 days.  Reserves for any uncollectible accounts, if material, are established for accounts that age beyond a predetermined acceptable period.  The Company had not recorded any such reserves at December 31, 2009 and 2008.

Adopted Accounting Standards

The Company follows accounting standards set by the Financial Accounting Standards Board, commonly referred to as the “FASB.”  The FASB sets generally accepted accounting principles (GAAP) that we follow to ensure we consistently report our financial condition, results of operations, and cash flows.  In June 2009, the FASB issued FASB ASC 105, Generally Accepted Accounting Principles, which establishes the FASB Accounting Standards Codification, sometimes referred to as the Codification or ASC, as the sole source of authoritative GAAP.   The FASB finalized the Codification effective for periods ending on or after September 1, 2009.  Prior FASB standards are no longer being issued by the FASB.  Pursuant to the provisions of FASB ASC 105, the Company has updated references to GAAP in its financial statements issued for the years ended December 31, 2009 and 2008.  The Codification will have no effect on the Company’s consolidated financial statements as it is for disclosure purposes only.

SUMMIT HOTEL PROPERTIES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009, 2008 AND 2007

In January 2009, the Company adopted FASB ASC 810, Consolidation, which changes the accounting and reporting standards of noncontrolling interests (previously called minority interest) in consolidated financial statements.  ASC 810 requires that equity attributable to noncontrolling interests be recognized in equity separate from that of the Company’s and that consolidated net income now includes the results of operations attributable to its noncontrolling interests. A reconciliation of noncontrolling interests from the beginning of the reporting period to the end is required either in the notes to the financial statements or as part of the consolidated statement of changes in equity, if presented.  Further, this provision requires a separate schedule that shows the effects of any changes in the Company’s ownership interest in its subsidiaries on the Company’s equity.  The effects on our consolidated financial statements include the reclassification of previously classified minority interest as noncontrolling interest in a subsidiary with no effect on net income or loss.

In January 2009, the Company adopted FASB ASC 805, Business Combinations, which includes the primary requirements as follows:  (i) Upon initially obtaining control, the acquiring entity in a business combination must recognize 100% of the fair values of the acquired assets, including goodwill, and assumed liabilities, with only limited exceptions even if the acquirer has not acquired 100% of its target.  As a consequence, the current step acquisition model will be eliminated.  (ii) Contingent consideration arrangements will be fair valued at the acquisition date and included on that basis in the purchase price consideration.  The concept of recognizing contingent consideration at a later date when the amount of that consideration is determinable beyond a reasonable doubt, will no longer be applicable.  (iii) All transaction costs will be expensed as incurred.  This ASC is effective for business combinations in which the acquisition date is on or after the first annual reporting period beginning on or after December 15, 2008.  The adoption of this ASC did not have a material impact on the Company’s consolidated financial statements.

In January 2009, the Company adopted FASB ASC 815, Derivatives and Hedging, which is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows.  This ASC has had no impact on the consolidated financial statements as the Company does not have derivative instruments or hedging activities.

Future Adoption of Accounting Standards

In June 2009, the FASB issued an update to ASC 810, Consolidations, and changed the consolidation guidance applicable to a variable interest entity.  Among other things, it requires a qualitative analysis to be performed in determining whether an enterprise is the primary beneficiary of a variable interest entity.  FASB ASC 810 is effective for interim and annual reporting periods ending after November 15, 2009.  The Company is currently evaluating the effect that ASC 810 will have on its consolidated financial statements.

Fair Value

Effective January 1, 2008, the Company adopted FASB ASC 820, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements.    FASB ASC 820 also establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value.  The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and lowest priority to unobservable inputs (Level 3).  The three levels of the fair value hierarchy under Topic 820 are described below:

SUMMIT HOTEL PROPERTIES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009, 2008 AND 2007

Level 1 – Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 – Inputs reflect quoted prices for identical assets or liabilities in markets that are not active; quoted prices for similar assets or liabilities in active markets; inputs other than quoted prices that are observable for the asset or the liability; or inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 – Unobservable inputs reflecting the Company’s own assumptions incorporated in valuation techniques used to determine fair value. These assumptions are required to be consistent with market participant assumptions that are reasonable available.

Our estimates of the fair value of financial instruments as of December 31, 2009 and 2008 were determined using available market information and appropriate valuation methods.  Considerable judgment is necessary to interpret market data and develop estimated fair value.  The use of different market assumptions or estimation methods may have a material effect on the estimated fair value amounts.

The Company’s financial instruments consist primarily of cash and cash equivalents, trade receivables, accounts payable, and debt obligations.  The fair values of cash and cash equivalents, trade receivables, and accounts payable approximate their carrying values due to the short-term nature of these instruments.  At December 31, 2009 and 2008, the Company’s long-term debt obligations consisted of fixed and variable rate debt that had a carrying value of $404,724,650 and $370,335,437, respectively, and a fair value, based on current market interest rates of $384,856,147 and $403,573,174, respectively.  The Company has classified their long-term debt instruments as Level 2 in the hierarchy of FASB ASC 820 described above.

FASB issued an update to ASC 820 which the Company adopted effective January 1, 2009.  This update requires that non-financial assets and non-financial liabilities be disclosed at fair value in the financial statements if these items occur regularly, such as in determining impairment loss or the value of assets held for sale as described below.

The following tables summarize the changes in fair value of our Level 3 non-financial assets for the year ended December 31, 2009 (restated) (See Note 4):

Fair Value Measurement of Non-Financial Assets Using Level 3 Inputs

Beginning balance at January 1, 2009	$24,574,383
Add current year additions	37,415
Less depreciation	(379,642)
Less impairment	(7,505,836)
Ending balance at December 31, 2009	$16,726,320

Impairment for 2009 included in earnings attributable to the change in unrealized losses	$(7,505,836)

The December 31, 2009 ending balance of $16,726,320 is comprised of land held for sale with a fair value of $12,226,320 and the Memphis, TN Courtyard with a fair value of $4,500,000.

SUMMIT HOTEL PROPERTIES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009, 2008 AND 2007

NOTE 2 -   PREPAID EXPENSES AND OTHER

Prepaid expenses and other at December 31, 2009 and 2008, are comprised of the following:

	2009	2008

Prepaid insurance expense	$781,144	$743,491
Other prepaid expense	635,336	1,427,464

	$1,416,480	$2,170,955

NOTE 3 -   PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2009 and 2008 are comprised of the following:

	2009 (restated)	2008

Land	$75,272,012	$90,014,168
Hotel buildings and improvements	390,909,814	321,115,322
Furniture, fixtures and equipment	87,642,374	64,738,527
Construction in progress	8,551,354	45,387,313
	562,375,554	521,255,330
Less accumulated depreciation	79,607,953	59,361,060

	$482,767,601	$461,894,270

The construction in progress asset accounts consist of 5 hotels under development which the Company anticipates will be constructed in 2011 and 2012.    During 2007, the Company purchased land in Houston, TX for $1,864,000, San Antonio, TX for $10,420,000, Portland, OR for $3,650,000, El Paso, TX for $2,614,000 and Ft. Myers, FL for $3,307,500.  Construction has been completed on one hotel in San Antonio, one in Ft. Myers, and two hotels in Portland.  During 2008, the Company purchased land in Twin Falls, ID for $2,212,000, Spokane, WA for $1,730,000, and Missoula, MT for $1,379,000.  Construction on one of the Twin Falls sites has been completed.

NOTE 4 -   ASSETS HELD FOR SALE

As a part of regular policy, the Company periodically reviews hotels based on established criteria such as age of hotel property, type of franchise associated with hotel property, and adverse economic and competitive conditions in the region surrounding the property.

During 2009, the Company completed a comprehensive review of its investment strategy and of its existing hotel portfolio to identify properties which the Company believes are either non-core or no longer complement the business as required by FASB ASC 360.  As of December 31, 2009 and 2008, the Company had no hotels that met the Company’s criteria of held for sale classification. The Company has committed to sell six parcels of land that were originally purchased for development and thus, their net book value, as defined in Level 3 Inputs, is recorded as assets held for sale as of December 31, 2009.

Assets held for sale at December 31, 2009 and December 31, 2008 are comprised of the following:

SUMMIT HOTEL PROPERTIES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009, 2008 AND 2007

	2009	2008

Land	$12,226,320	$-

NOTE 5 -   OTHER NONCURRENT ASSETS

Other noncurrent assets at December 31, 2009 and 2008, are comprised of the following:

	2009	2008

Prepaid land lease	$3,635,595	$-
Seller financed notes receivable	438,584	-

	$4,074,179	$-

NOTE 6 -   DISCONTINUED OPERATIONS

The Company has reclassified its consolidated financial statements of operations for the years ended December 31, 2009, 2008 and 2007 and its consolidated balance sheets as of December 31, 2009 and 2008, as a result of implementing FASB ASC 360 to reflect discontinued operations of eleven consolidated hotel properties sold or to be sold during these periods pursuant to the plan for hotel dispositions.  This reclassification has no impact on the Company’s net income or the net income per share.    During 2007, the Company sold six hotel properties located in Coeur D’Alene, ID; Pueblo, CO; Lincoln, NE; Fenton, MO; and Detroit, MI for approximately $36,095,000 with net proceeds of $35,581,000.  During 2008, the Company sold three hotel properties located in Lewiston, ID; Jackson, MS; and Overland Park, KS and two hotel properties located in Kennewick, WA for approximately $28,575,000 with net proceeds of $27,775,000.  During 2009, the Company sold two hotel properties located in Ellensburg, WA and St. Joesph, MO for approximately $6,810,000 with net proceeds of $6,342,000.

Condensed financial information of the results of operations for these hotel properties included in discontinued operations are as follows:

SUMMIT HOTEL PROPERTIES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009, 2008 AND 2007

	2009	2008	2007

REVENUES	$1,133,690	$6,825,908	$20,859,130

COSTS AND EXPENSES
Direct hotel operations	348,065	2,210,724	7,484,861
Other hotel operating expenses	135,122	813,490	2,746,811
General, selling and administrative	258,495	1,058,716	4,088,156
Repairs and maintenance	36,091	199,290	1,096,351
Depreciation and amortization	153,948	720,140	2,751,368
	931,721	5,002,360	18,167,547

INCOME FROM OPERATIONS	201,969	1,823,548	2,691,583

OTHER INCOME (EXPENSE)
Interest income	116	16,790	(22,818)
Interest (expense)	(39,100)	(556,342)	(2,113,124)
Gain (loss) on disposal of assets	1,301,823	8,994,599	11,031,504
	1,262,839	8,455,047	8,895,562

INCOME (LOSS) FROM DISCONTINUED OPERATIONS	$1,464,808	$10,278,595	$11,587,145

NOTE 7 -    ACQUISITIONS

The Company applies the principles of FASB ASC 805, Business Combinations, in accounting for its acquisitions.  The Company determines the cost of the acquired property based upon the fair value of assets distributed as consideration and the fair value of liabilities incurred.  The cost of the acquired entity includes all direct costs of the business combination whereas indirect and general expenses are expensed as incurred.  The Company allocates the cost of the acquired entity to the assets acquired and liabilities assumed based upon their estimated fair market values at the date of acquisition. To determine fair value of the various components acquired, the Company engages independent valuation consultants and other third-party real-estate appraisals as necessary.  The Company allocates the cost of the acquired property based upon the relative fair values of the various components contained in the appraisals.  In certain cases, the cost of the property acquired may be less than the fair value contained in the appraisals.  In these cases, the Company reduces the fair values based upon the relative value of the components of the acquisition.  The excess of the cost of the acquisition over the fair value will be assigned to intangible assets if the intangible asset is separable and if it arises from a contractual or other legal right.  Any remaining excess of the cost of acquisition over fair values assigned to separable assets is recognized as goodwill.  Further, many of the Company’s hotel acquisitions to date have been aggregated  in accordance with Topic 805 and has resulted in an aggregated purchase price allocation.  Since its inception, the Company’s acquisitions and subsequent purchase price allocations have resulted in no goodwill.

The Company’s strategy is to pursue the acquisition of additional hotels under the investment parameters established in the Company’s Operating Agreement.  In accordance with this strategy, the Company has made the following acquisitions.

On October 30, 2008, the Company purchased a hotel property in Flagstaff, AZ for approximately $10,750,000.  Essentially all of the assets purchased were allocated to property and equipment.

SUMMIT HOTEL PROPERTIES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009, 2008 AND 2007

The following table illustrates the allocation of the respective purchase prices for each of the aggregated property purchases discussed above during 2009 and 2008:

	2009	2008

Current assets	$-	$-
Property and equipment	-	10,750,000
Intangible assets	-	-
Total assets acquired	-	10,750,000
Current liabilities	-	-
Long-term debt	-	-
Total liabilities assumed	-	-
Net assets acquired	$-	$10,750,000

NOTE 8 -     DEFERRED CHARGES AND OTHER ASSETS

Deferred charges and other assets at December 31, 2009 and 2008, are comprised of the following:

	2009	2008

Initial franchise fees	$2,596,042	$2,270,544
Deferred financing costs	8,204,003	7,415,091
	10,800,045	9,685,635
Less accumulated amortization	5,971,860	4,020,839

Total	$4,828,185	$5,664,796

Future amortization expense is expected to be approximately:

2010	$1,542,341
2011	1,174,959
2012	672,118
2013	357,098
2014	300,868
Thereafter	780,801

$4,828,185

SUMMIT HOTEL PROPERTIES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009, 2008 AND 2007

NOTE 9 -     RESTRICTED CASH

	Property		FF&E
Financing Lender	Taxes	Insurance	Reserves	2009	2008

Wells Fargo (Scottsdale)	$-	$-	$-	$-	$1,556,520
Wells Fargo (Lehman)	641,402	625,694	331,190	1,598,286	1,954,937
National Western Life	31,178	-	-	31,178	-
Capmark (ING)	128,504	-	-	128,504	195,166
Capmark (ING)	145,061	-	-	145,061	501,778
Capmark (ING)	83,473	-	-	83,473	31,485
Capmark (ING)	99,741	-	-	99,741	9,515

	$1,129,359	$625,694	$331,190	$2,086,243	$4,249,401

The Company has financing arrangements under which an agreed upon percentage of gross income is required to be deposited into a special reserve account for future replacements of furniture, fixtures and equipment.  Some financing arrangements also include provisions that restricted cash must be maintained in escrow for property taxes and insurance.  Funds may be disbursed from the account upon proof of expenditures and approval from the lender.

NOTE 10 -    ACCRUED EXPENSES

Accrued expenses at December 31, 2009 and 2008 are comprised of the following:

	2009	2008

Accrued sales and other taxes	$5,238,690	$5,910,209
Accrued salaries and benefits	1,400,729	1,838,615
Accrued interest	1,303,999	1,109,577
Other accrued expenses	1,238,595	1,097,971

	$9,182,013	$9,956,372

SUMMIT HOTEL PROPERTIES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009, 2008 AND 2007

NOTE 11 -    DEBT OBLIGATIONS

The Company's debt obligations at December 31, 2009 and 2008 are as follows:

		Interest	Maturity
Payee		Rate	Date	2009	2008

Lehman Brothers Bank		Fixed (5.4025%)	1/11/2012	$78,980,016	$81,016,607

ING Investment Management		Fixed (5.60%)	1/1/2012	30,088,766	31,211,603
		Fixed (6.10%)	7/1/2012	30,416,427	31,445,191
		Fixed (6.61%)	11/1/2013	6,412,683	6,578,270
		Fixed (6.34%)	7/1/2012	8,122,717	8,319,000
				75,040,593	77,554,064

National Western Life Insurance	(i)	Fixed (8.0%)	1/1/2015	14,000,000	-

Chambers Bank		Fixed (6.5%)	6/24/2010	1,669,020	1,742,534

JP Morgan		Fixed (7.5%)	11/11/2024	-	14,180,289

Bank of the Ozarks	(h)	Variable (6.75% at 12/31/09)	6/29/2012	5,794,427	-

MetaBank	(g)	Variable (5.0% at 12/31/09)	4/1/2012	7,450,000	-

BNC National Bank		Fixed (5.01%)	11/1/2013	5,910,962	6,092,607
	(f)	Variable (3.0% at 12/31/09	4/1/2016	5,755,882	2,041,373
		and 3.0% at 12/31/08)		11,666,844	8,133,980

M & I Bank		Variable (4.13% at 12/31/09	12/31/2010	9,895,727	9,895,727
		and 6.8% at 12/31/08)	12/31/2010	11,524,451	11,524,451
				21,420,178	21,420,178

General Electric Capital Corp.		Fixed (3.36%)	12/1/2017	9,122,315	9,396,990
		Variable (2.05% at 12/31/09and 3.6% at 12/31/08)	3/1/2019	11,300,000	9,557,647
	(c)	Variable (3.0% at 12/31/09	4/1/2014	11,400,000	9,887,995
		and 4.4% at 12/31/08)		31,822,315	28,842,632

Fortress Credit Corp.	(b)	Variable (5.98% at 12/31/09 and 6.63% at 12/31/08)	3/5/2010	83,524,828	74,899,566

First National Bank of Omaha	(a)	Variable (5.5% at 12/31/09 and 3.03% at 12/31/08)	7/1/2010	20,400,000	24,400,000

First National Bank of Omaha	(a)	Fixed (5.25%)	7/1/2013	16,081,630	16,889,585

First National Bank of Omaha	(a)	Fixed (6.62%)	4/1/2012	-	2,971,977

First National Bank of Omaha		Fixed (5.25%)	2/1/2014	8,771,867	13,462,622

Bank of Cascades	(d)	Variable (6.0% at 12/31/09 and 6.0% at 12/31/08)	9/30/2011	12,445,888	1,862,974

Compass Bank	(e)	Variable (4.5% at 12/31/09 and 3.0% at 12/31/08)	5/17/2018	15,657,044	2,958,429

Total long-term debt				404,724,650	370,335,437

Less current portion				(134,370,900)	(19,508,600)

Total long-term debt, net of current portion				$270,353,750	$350,826,837

SUMMIT HOTEL PROPERTIES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009, 2008 AND 2007

(a) The Company has a credit pool agreement with the First National Bank of Omaha providing the Company with medium-term financing up to $35,000,000 on a revolving basis through June 2010.  The agreement allows for two-year interest only notes and five-year amortizing notes, for which the term of an individual note can extend beyond the term of the agreement.  Interest on unpaid principal is payable monthly at a rate LIBOR plus 4.0% and a floor of between 5.25% and 5.50%.  The amount of credit available on this agreement to the Company was $0 at December 31, 2009.

(b) On March 5, 2007, the Company closed on a loan with Fortress Credit Corporation to refinance the debt on several construction projects and provide equity for the acquisition, development and construction of additional real estate and hotel properties.  The loan is in the amount of $99,700,000.  The current balance on this note is $83,524,828 and carries a variable interest rate of 30-day LIBOR plus 575 basis points.  The maturity date of the note is March 5, 2010. The amount of credit available on this loan was $16,175,172 at December 31, 2009.

(c) On February 29, 2008, the Company entered into a loan with General Electric Capital Corporation in the amount of $11,400,000 to fund the land acquisition and hotel construction located in San Antonio, TX.  The loan carries a variable interest rate of 90 day LIBOR plus 225 basis points and matures in May, 2014.  The current balance is approximately $11,400,000.

(d) On October 3, 2008, the Company entered into a loan with Bank of the Cascades in the amount of $13,270,000 to fund the land acquisition and hotel construction of the Residence Inn located in Portland, OR.  The loan carries a variable interest rate of Prime, with a floor of 6%, and matures September 30, 2011.  The current balance is approximately $12,445,888.   The amount of credit available on this loan was approximately $824,000 at December 31, 2009.

(e) On September 17, 2008, the Company entered into a loan with Compass Bank in the amount of $19,250,000 to fund the land acquisition and hotel construction of the Courtyard by Marriott located in Flagstaff, AZ.  The loan carries a variable interest rate of Prime minus 25 basis points and matures May 17, 2018.  The current balance is approximately $15,657,044.   The amount of credit available on this loan was approximately $3,593,000 at December 31, 2009.

(f) On October 1, 2008, the Company entered into a loan with BNC National Bank in the amount of $6,460,000 to fund the land acquisition and hotel construction of the Holiday Inn Express located in Twin Falls, ID.  The loan carries a variable interest rate of Prime minus 25 basis points and matures April 1, 2016.  The current balance is approximately $5,755,882.   The amount of credit available on this loan was approximately $704,000 at December 31, 2009.

(g) On March 10, 2009, the Company entered into a loan modification agreement with MetaBank in the amount of $7,450,000 on the Boise, ID Cambria Suites.  The loan modification extended the maturity date to April 1, 2012.

(h) On June 29, 2009, the Company entered into a loan with Bank of the Ozarks in the amount of $10,816,000 to fund the hotel construction located in Portland, OR.  The loan carries a variable interest rate of 90 day LIBOR plus 400 basis points with a floor of 6.75% and matures on June 29, 2012.  The current balance is approximately $5,794,427.  The amount of credit available on this loan was approximately $4,778,000 at December 31, 2009.

(i) On December 9, 2009, the Company entered into two loans with National Western Life Insurance Company in the amounts of $8,650,000 and $5,350,000 to refinance the JP Morgan debt on the two Scottsdale, AZ hotels.  The loans carry a fixed rate of 8.0% and mature on January 1, 2015.  The current balance on the two notes is $14,000,000.

SUMMIT HOTEL PROPERTIES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009, 2008 AND 2007

Maturities of long-term debt for each of the next five years are estimated as follows:

2010	$134,370,900
2011	19,601,500
2012	147,401,500
2013	36,369,600
2014	28,574,200
Thereafter	38,406,950

$404,724,650

At December 31, 2009 and 2008, the Company owned 64 and 62 properties, respectively, that were pledged as collateral on various credit agreements, as well as accounts receivable and intangible assets. Some of the credit agreements were also guaranteed by the affiliated members of the Company and certain affiliated entities. Significant covenants in the credit agreements require the Company to maintain minimum debt service coverage ratios.  The weighted average interest rate for all borrowings was 5.40% and 5.01% at December 31, 2009 and 2008, respectively.

NOTE 12 -    LINES OF CREDIT AND NOTES PAYABLE

The Company has a line-of-credit agreement with the First National Bank of Omaha providing the Company with short-term financing up to $28,200,000 on a revolving basis.  Interest on unpaid principal is payable monthly at a rate equal to LIBOR plus 4.0%, with a floor of 5.5%.  The amount of outstanding on this line-of-credit was $21,457,943 and $12,288,500 at December 31, 2009 and 2008, respectively, which also represents the maximum amount of borrowings during the year.  This line-of-credit is secured by a mortgage on the specific hotels financed.

NOTE 13 -    MEMBERS’ EQUITY

The Company was formed on January 8, 2004.  As specified in the Company’s Operating Agreement, the Company has four classes of membership capital units authorized:  Class A, A-1, B and C.

On October 21, 2008, the Company issued a “Confidential Private Placement Memorandum” (PPM) for the purpose of acquiring additional investors.  The PPM offered up to $100,000,000 of Class A-1 membership units.  For the period ended December 31, 2008, the Company issued 63.25 units in connection with this offering.  The Company received proceeds of the offering (net of expenses) of $5,614,466.   For the period ended December 31, 2009, the company issued 241.33 units in connection with this offering.  The Company received proceeds of the offering (net of expenses) of $22,123,951.  The offering closed on October 20, 2009.

NOTE 14 -    FRANCHISE AGREEMENTS

The Company operates hotels under franchise agreements with various hotel chains expiring through 2025. The franchise agreements are for 3-20 year terms. Under the franchise agreements, the Company pays royalties of 2.5% to 5.0% of room revenues and national advertising and media fees of 3% to 4% of total room revenues.

SUMMIT HOTEL PROPERTIES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009, 2008 AND 2007

For the years ended December 31, 2009, 2008 and 2007, the Company incurred royalties of $5,402,948, $6,172,495, and $5,852,019, respectively, and advertising and national media fees of $8,134,854, $8,741,272, and $7,978,134, respectively.

The franchise agreements include restrictions on the transfer of the franchise licenses and the sale or lease of the hotel properties without prior written consent of the franchisor.

NOTE 15 -    BENEFIT PLANS

The Company has a qualified contributory retirement plan (the Plan), under Section 401(k) of the Internal Revenue Code which covers all full-time employees who meet certain eligibility requirements. Voluntary contributions may be made to the Plan by employees. Discretionary matching Company contributions of $69,385 and $68,543 were made in the years ended December 31, 2008 and 2007, respectively.  The Plan was changed to a Safe Harbor Plan effective for the 2008 calendar year.  This Plan requires a mandatory employer contribution.  Therefore, the Company accrued $137,135 for employer contributions for the 2008 calendar year.  The plan was converted back to a discretionary match during the fourth quarter 2009.  Therefore, the employer contributions expense for the first three quarters of 2009 was $116,020.

NOTE 16 -    COMMITMENTS AND CONTINGENCIES

The Company leases land for two of its Ft. Smith properties under the terms of operating ground lease agreements expiring August 2022 and May 2030.  The lease on the Ellensburg property was transferred with the sale of that hotel in 2009.  The Company has options to renew the other leases for periods that range from 5-30 years.  The Company has a prepaid land lease on the Portland hotels with a remaining balance of $3,635,595 on December 31, 2009.  This lease expires in June 2084.  Total rent expense for these leases for the years ended December 31, 2009, 2008 and 2007 was $321,916, $235,549, and $248,246, respectively.

Approximate future minimum rental payments for noncancelable operating leases in excess of one year are as follows:

2010	$237,475
2011	241,855
2012	246,366
2013	251,012
2014	255,798
Thereafter	6,994,127

$8,226,633

NOTE 17 -    RELATED PARTY TRANSACTIONS

Pursuant to a management agreement, The Summit Group, Inc. (a related party through common ownership and management control) provides management and accounting services for the Company.  The agreement provides for the Company to reimburse The Summit Group, Inc. for its actual overhead costs and expenses relating to the managing of the hotel properties.  At no time will the reimbursed management expenses exceed 4.5% of annual gross revenues.  For the periods ended December 31, 2009, 2008 and 2007, the Company paid reimbursed management expenses of $2,894,078, $4,186,593, and $4,122,048, respectively, and reimbursed accounting services of $589,012, $626,685, and $637,448, respectively.  The Company also reimbursed for maintenance and purchasing services of $530,457, $641,526, and $691,174, for the periods ended December 31, 2009, 2008, and 2007, respectively.   At December 31, 2009 and 2008, the Company had accounts payable of $252,113 and $572,919, respectively, to The Summit Group, Inc.  The Company cannot remove The Summit Group, Inc. as its manager except for cause as specified in the agreement.

SUMMIT HOTEL PROPERTIES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009, 2008 AND 2007

As of December 31, 2009 and 2008, the Company had accounts payable to The Summit Group, Inc. for $242,135 and $2,600,260 relating to reimbursement and development expenses for 5 and 17 new hotel properties, respectively.  The Company reimbursed The Summit Group, Inc. for development expenses in the amount of $1,300,000 and $1,995,000 for the years ended December 31, 2009 and 2008, respectively.

In 2008, the Company issued a private placement memorandum (PPM) for the purpose of acquiring additional investors.  Summit Capital Partners, LLC (SCP), a related party through common ownership and management control, brokered securities related to the PPM for the company.  For the year ended December 31, 2008, capital contributions of $6,325,000 (cash proceeds received net of expenses equaled $5,614,466) was raised with the assistance of SCP.  Commission expense paid to SCP for the year ended December 31, 2008 was $206,625.  For the year ended December 31, 2009, capital contributions of $24,133,000 (cash proceeds received net of expenses equaled $22,123,951) was raised with the assistance of SCP.  Commission expense paid to SCP for the year ended December 31, 2009 was $570,600.

NOTE 18 -    SUBSEQUENT EVENTS

The Company and Fortress Credit Corp (“Fortress”) have agreed to the material terms of an extension of the Company’s loan with Fortress (“Fortress Loan”).  In March 2007 the Company entered into the Fortress Loan, in the amount of $99.7 million and with a maturity date of March 5, 2010.  To permit the parties to finalize the definitive documentation for the extension, Fortress has agreed to forbear from declaring a default or otherwise enforcing its rights under the Fortress Loan until April 5, 2010.  The extension is anticipated to be for a period of one year, with an option for an additional six month extension contingent on meeting certain requirements.

NOTE 19 -    SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

Selected consolidated quarterly financial data (in thousands, except per unit amounts) for 2009, 2008 and 2007 is summarized below.  The sum of the quarterly earnings (loss) per unit amounts may not equal the annual earnings per unit amounts due primarily to changes in the number of common units and common unit equivalents outstanding from quarter to quarter.  The matters which affect the comparability of our quarterly results include seasonality.

SUMMIT HOTEL PROPERTIES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009, 2008 AND 2007

	Three Months Ended
					Year Ended
	3/31	6/30	9/30	12/31	12/31

2009 (restated):
Total revenue	$29,301	$31,293	$32,211	$28,395	$121,200
Net income (loss) from continuing operations before minority interests	(1,698)	(1,619)	(6,914)	(7,548)	(17,779)
Less minority interests in operations of consolidated partnerships	(123)	(63)	393	(207)	-
Net income (loss) from continuing operations	(1,575)	(1,556)	(7,307)	(7,341)	(17,779)
Discontinued operations	104	1,697	(336)	-	1,465
Net income (loss) before income taxes	(1,471)	141	(7,643)	(7,341)	(16,314)
Less state income tax	-	-	(20)	20	-
Net income (loss)	$(1,471)	$141	$(7,623)	$(7,361)	$(16,314)

Net income (loss) per unit:	$(893.99)	$82.31	$(4,422.24)	$(4,157.62)	$(9,391.54)

2008:
Total revenue	$32,381	$35,556	$38,018	$29,152	$135,107
Net income (loss) from continuing operations before minority interests	459	2,688	5,337	(4,473)	4,011
Less minority interests in operations of consolidated partnerships	244	73	(158)	225	384
Net income (loss) from continuing operations	215	2,615	5,495	(4,698)	3,627
Discontinued operations	290	1,751	8,048	189	10,278
Net income (loss) before income taxes	505	4,366	13,543	(4,509)	13,905
Less state income tax	-	309	895	(378)	826
Net income (loss)	$505	$4,057	$12,648	$(4,131)	$13,079

Net income (loss) per unit:	$324.79	$2,609.29	$8,134.65	$(2,656.88)	$8,411.67

2007:
Total revenue	$25,855	$29,105	$30,590	$28,339	$113,889
Net income (loss) from continuing operations before minority interests	2,624	875	2,919	(2,500)	3,918
Less minority interests in operations of consolidated partnerships	333	219	(107)	333	778
Net income (loss) from continuing operations	2,291	656	3,026	(2,833)	3,140
Discontinued operations	6	3,561	2,076	5,944	11,587
Net income (loss) before income taxes	2,297	4,217	5,102	3,111	14,727
Less state income tax	72	411	298	(66)	715
Net income (loss)	$2,225	$3,806	$4,804	$3,177	$14,012

Net income (loss) per unit:	$1,431.02	$2,447.86	$3,089.73	$2,043.31	$9,012.19

SUMMIT HOTEL PROPERTIES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009, 2008 AND 2007

NOTE 20 -    PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

The following condensed pro forma financial information is presented as if the acquisitions discussed in Note 6 had been consummated as of the beginning of the period presented but is not necessarily indicative of what actual results of operations of the Company would have been assuming the acquisitions had been consummated at that time nor does it purport to represent the results of operations for future periods.

	For the year ended December 31:
	2009 (restated)	2008	2007

Total revenue	$121,199,736	$142,583,370	$136,638,460
Net income before minority interests	(16,466,961)	12,984,433	14,040,192
Minority interests in operations of consolidated partnerhips	-	384,269	777,762
Net income	$(16,466,961)	$12,600,164	$13,262,430

Net income per unit:	$(9,479.41)	$8,103.89	$8,529.83

NOTE 21 – IMMATERIAL CORRECTION OF AN ERROR

As disclosed in the quarterly report on Form 10-Q of the Company, for the quarter ended March 31, 2010, the Company recorded an impairment charge of $1,173,100 to write down the carrying value of its Courtyard hotel in Memphis, TN to fair value.  Management’s evaluation of impairment for this property as of December 31, 2009 indicated a potential impairment, however, management concluded at that time that the amount was not material to the 2009 financial statements.  Subsequently, management concluded that the fair value at December 31, 2009 was not different from the fair value that was determined in the quarter ended March 31, 2010.  Therefore, management believes the impairment charge should have been recorded in the quarter ended December 31, 2009.  The effect of the error was to understate Loss on Impairment of Assets for the year ended December 31, 2009 and to overstate Property and Equipment, net at December 31, 2009.

The following is a summary of the effects of the correction on the Company’s consolidated balance sheet as of December 31, 2009 and the consolidated statement of operations, statement of cash flows, and statement of changes in members’ equity for the year ended December 31, 2009.  This correction also affected sections of Notes 1, 3, 19 and 20.

SUMMIT HOTEL PROPERTIES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009, 2008 AND 2007

	December 31, 2009

	As Previously	As
	Reported	Restated
Consolidated Balance Sheet

Property and Equipment, net	$483,940,701	$482,767,601
Total Assets	$519,419,531	$518,246,431

Class A, 1,166.62 units	$60,451,469	$59,961,958
Class A-1, 437.83 & 196.50 units	34,330,877	34,244,056
Class B, 81.36 units	1,891,187	1,804,718
Class C, 173.60 units	(12,576,658)	(13,086,957)
Total Summit Hotel Properties, LLC members' equity	$84,096,875	$82,923,775
Total Equity	$82,472,412	$81,299,312
Total Liabilities and Members' Equity	$519,419,531	$518,246,431

Consolidated Statement of Operations

Loss on impairment of assets	$6,332,836	$7,505,836
Costs and expenses	119,530,510	120,703,610
Income from operations	1,669,226	496,126
Income (loss) from continuing operations	(16,606,040)	(17,779,140)
Net income (loss) before income taxes	(15,141,232)	(16,314,332)
Net income (loss)	(15,141,232)	(16,314,332)
Net loss attributable to Summit Hotel Properties, LLC	$(15,141,232)	$(16,314,332)
Basic and diluted loss per $100,000capital unit	$(8,716.23)	$(9,391.54)

Consolidated Statement of Changes in Members' Equity
Net Income (Loss)	$(15,141,323)	$(16,314,332)
Class A	(6,318,133)	(6,807,644)
Class A-1	(1,120,603)	(1,207,424)
Class B	(1,116,060)	(1,202,529)
Class C	(6,586,436)	(7,096,735)

Total SHP members' equity	$84,096,875	$82,923,775
Class A	60,451,469	59,961,958
Class A-1	34,330,877	34,244,056
Class B	1,891,187	1,804,718
Class C	(12,576,658)	(13,086,957)

Consolidated Statement of Cash Flows

Net income (loss)	$(15,141,232)	$(16,314,332)

Loss on impairment of assets	$6,332,836	$7,505,836